UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2017 (November 7, 2017)

AVANT DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54004	98-0599151
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

217 Perry Parkway, Suite 8 Gaitherburg, MD	20877
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 732-410-9810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2017, the Board of Directors of Avant Diagnostics, Inc. (the “Company”) appointed Robert Trapp as Director to hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified or until his resignation or removal.

Robert Trapp

Mr. Trapp has over 30 years of cross-cultural business experience with both public and privately-owned companies in Asia, the United States and Canada, in a diverse range of industries including hospitality, finance, property, mining, software, biotech and consumer goods. Mr. Trapp’s experience is in operational management, administration, financial management, marketing, and regulatory compliance. Mr. Trapp is the Chief Executive Officer of BMI Capital International LLC, a broker-dealer, a position he has held since June of 2015. Mr. Trapp also serves as General Manager of SeD Development Management LLC, a subsidiary of Singapore eDevelopment Limited, a company listed on the Singapore Stock Exchange, a position he has held since September of 2015. In addition, Mr. Trapp presently serves on the Board of Directors of several of the subsidiaries of Singapore eDevelopment Limited, including HWH International, Inc. and Global BioLife Inc. Previously, Mr. Trapp served on the Board of Directors of Amarantus Bioscience Holdings Inc. from February of 2017 until May of 2017 and on the Board of Directors of HotApp International Inc. from December of 2014 until June of 2016. Mr. Trapp served as President and Director at Master of Real Estate LLC, a subsidiary of ZH International Holdings Ltd. (formerly Heng Fai Enterprises Limited), a company listed on the Hong Kong Stock Exchange, from August of 2014 to August of 2015 and served as Senior Vice-President with Inter-American Management LLC, a property management subsidiary of ZH International Holdings Ltd, from October of 2013 to August of 2015. Mr. Trapp served as a Director of eBanker USA.com, a subsidiary of ZH International Holdings Ltd, from August of 1998 to August of 2015, and served as GM and Rep Director with Hotel Plaza Miyazaki, a subsidiary of eBanker USA.com from September 2009 to May 2013. Mr. Trapp holds a Bachelor of Commerce degree from the University of Calgary and Bachelor of Applied Arts in Hospitality & Tourism Management from Ryerson Polytechnical Institute in Toronto, Ontario.

The board of directors appointed Mr. Trapp in recognition of his abilities to assist the Company in expanding its business and the contributions they can make to the Company’s strategic direction. Mr. Trapp has not yet been appointed to any board committees.

The Company has not entered into any compensation arrangements with Mr. Trapp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avant Diagnostics, Inc.

Date: November 22, 2017	By:	/s/ Jeff Stephens
Jeff Stephens
Director

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